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EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Exela Technologies, Inc.:

        We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP
Dallas, Texas July 19, 2017

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  EXHIBIT 23.2
Consent of Independent Registered Public Accounting Firm